Exhibit 21.1

List of nVent Electric plc Subsidiaries

Subsidiary	Jurisdiction
ERICO Lightning Technologies Pty. Limited	Australia

ERICO Products Australia Pty. Limited	Australia

Pentair Thermal Management Belgium NV	Belgium

ERICO do Brasil Comercio e Industria Ltda.	Brazil

Pentair Taunus Electrometalurgica Ltda.	Brazil

ERICO Canada Inc.	Canada

nVent Services Canada Limited	Canada

Pentair Project Services Canada, Inc.	Canada

Pentair Thermal Management Canada Ltd.	Canada

Tracer Industries Canada Limited	Canada

ERICO Chile Comercial e Industrial Ltda.	Chile

ERICO del Pacifico Comercial e Industrial Limitada	Chile

ERICO Ltd.	China

Pentair Electronics & Electrical Protection China Co., Ltd.	China

Pentair Technical Solutions Shanghai Co., Ltd.	China

Pentair Thermal (Shanghai) Co., Ltd.	China

Pentair Thermal (Shanghai) Engineering Co., Ltd.	China

Yabaida Electronics (Shenzhen) Company Limited	China

Pentair Thermal Management Czech, s.r.o.	Czech Republic

PNR Technical Solutions Finland Oy	Finland

ERICO France Sarl	France

Pentair European Security Holdings SA	France

Pentair Technical Solutions SAS	France

Pentair Thermal Management France SAS	France

ERICO GmbH	Germany

EuroPentair GmbH	Germany

Pentair International Armaturen Holding GmbH	Germany

Pentair Steinhauer GmbH	Germany

Subsidiary	Jurisdiction

Pentair Technical Solutions GmbH	Germany

Pentair Thermal Management Germany GmbH	Germany

Pentair Thermal Management Holding Germany GmbH	Germany

Schroff Holdings Germany GmbH	Germany

Alberta Electronic Company Limited	Hong Kong

ERICO Limited	Hong Kong

Pentair Technical Products India Private Limited	India

Pentair Thermal Management India Private Limited	India

ERICO Italia S.r.l.	Italy

Pentair Technical Solutions S.r.l.	Italy

Pentair Technical Solutions Japan Co., Ltd.	Japan

Pentair Thermal Management KZ LLP	Kazakhstan

Pentair Thermal Management Korea Ltd.	Korea, Republic of

nVent Finance S.à r.l.	Luxembourg

nVent Global S.à r.l.	Luxembourg

nVent International Holding S.à r.l.	Luxembourg

nVent Luxembourg S.à r.l.	Luxembourg

Pentair Electronic Packaging de Mexico	Luxembourg/Mexico

Pentair Technical Products S.à r.l.	Luxembourg

ERICO Mexico, S.A. de C.V.	Mexico

Hoffman Enclosures Mexico, S. de R.L. de C.V.	Mexico

Pentair Enclosures S. de R.L. de C.V.	Mexico

Pentair Technical Products, S. de R.L. de C.V.	Mexico

ERICO B.V.	Netherlands

ERICO Europe B.V.	Netherlands

ERICO Europe Holding B.V.	Netherlands

Pentair Flow Control Holding NL B.V.	Netherlands

Pentair Holdings C.V.	Netherlands

Pentair Thermal Management Netherlands B.V.	Netherlands

Pentair Thermal Management Norway AS	Norway

Subsidiary	Jurisdiction

ERICO Poland Sp.z.o.o.	Poland

Pentair Poland Sp.z.o.o.	Poland

Pentair Thermal Management Polska Sp.z.o.o.	Poland

Pentair Thermal Management Romania SRL	Romania

Limited Liability Company Pentair Rus	Russia

Hoffman Schroff PTE Ltd.	Singapore

Pentair Asia PTE Ltd.	Singapore

Productos ERICO S.A.	Spain

Pentair Technical Solutions Nordic AB	Sweden

nVent Finance Group GmbH	Switzerland

nVent Finance Holding GmbH	Switzerland

nVent Services GmbH	Switzerland

nVent Services Holding GmbH	Switzerland

nVent Thermal Europe GmbH	Switzerland

ERICO Pacific Ltd.	Taiwan

Schroff Co. Ltd. Taiwan	Taiwan

Pentair Teknoloji Sistemleri Ticaret Limited Sirketi	Turkey

nVent Middle East FZE	United Arab Emirates

ERICO Europa (G.B.) Limited	United Kingdom

nVent International (UK) Limited	United Kingdom

nVent UK Holdings Limited	United Kingdom

Optima Enclosures Limited	United Kingdom

Pentair Technical Solutions UK Limited	United Kingdom

Raychem HTS Limited	United Kingdom

Schroff UK Limited	United Kingdom

Alliance Integrated Systems, Inc.	United States/Delaware

Electronic Enclosures, LLC	United States/Delaware

ERICO US Holding LLC	United States/Delaware

nVent Holdings, Inc.	United States/Delaware

nVent International Holdings, Inc.	United States/Delaware

Subsidiary	Jurisdiction

nVent Management Company	United States/Delaware

Pentair Lionel Acquisition Co.	United States/Delaware

Pentair Technical Products Holdings, Inc.	United States/Delaware

Pentair Technical Products Service Co.	United States/Delaware

Pentair Thermal Management Holdings B LLC	United States/Delaware

Pentair Thermal Management Holdings LLC	United States/Delaware

Pentair Thermal Management LLC	United States/Delaware

Tracer Construction LLC	United States/Delaware

Tracer Industries Management LLC	United States/Delaware

Tracer Industries, Inc.	United States/Delaware

Hoffman Enclosures (Mex.), LLC	United States/Minnesota

Hoffman Enclosures Inc.	United States/Minnesota

Pentair DMP Corp.	United States/Minnesota

Pentair Enclosures Inc.	United States/Minnesota

ERICO Global Company	United States/Ohio

ERICO International Corporation	United States/Ohio

Pentair Technical Products, Inc.	United States/Rhode Island

Tonka Bay Insurance Company	United States/Vermont

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